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                                                                     Exhibit 5.1

June 10, 2005

VIA FACSIMILE & U.S. MAIL
Board of Directors
Arcadia Resources, Inc.
26777 Central Park Boulevard
Suite 200
Southfield, MI 48076

Re:      Arcadia Resources, Inc., a Nevada corporation
         Registration Statement of Form S-1
         Our File No. 9790-2

Ladies and Gentlemen:

         We have acted as special counsel to Arcadia Resources, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of Amendment No. 3 to Form S-1 (the "3rd Amendment") to a registration statement under Registration No. 333-118557 (together with the 3rd Amendment, the "Registration Statement") of the Company on Form S-1 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering of up to Eighty-two Million Four Hundred Eighty-nine Thousand Sixty-seven (82,489,067) shares of the Company's common stock, .001 par value per share (the "Shares") of the Company and up to Five Million Three Hundred Eighty-six Thousand Two Hundred Thirteen (5,386,213) Class A Warrants to purchase up to Five Million Three Hundred Eighty-six Thousand Two Hundred Thirteen (5,386,213) shares of the Company's common stock (the "Class A Warrants") by the holders (the "Shareholders") of such Shares and such Class A Warrants as described in the Registration Statement.

         In connection with the Registration Statement, we have examined the following documents:

         A. A draft copy of the Registration Statement, Subject to Completion, dated August 25, 2004, represented as filed with the Commission on August 27, 2004, excluding Exhibit numbers 9.1, 10.2, 10.21 through 10.27, 23.1 and 23.2;

         B. A copy of the 3rd Amendment, Subject to Completion, dated June 1, 2005, as filed with the Commission on June 6, 2005;

         C. File stamped copies of the Articles of Incorporation of the Company, dated December 15, 1994, as filed with the Secretary of State of the State of Nevada (the "Secretary of State") on December 30, 1994, as amended by that certain Certificate of Amendment, as filed with the Secretary of State on July 12, 2002, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on August 19, 2002, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on September 19, 2002, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on September 23, 2002, as further amended by

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that certain Amended and Restated Articles of Incorporation, dated and filed with the Secretary of State on May 4, 2004, as further amended by that certain Amended and Restated Articles, dated and filed with the Secretary of State on November 10, 2004 (collectively, the "Articles");

         D. File stamped copies of the Articles of Merger, dated and filed with the Secretary of State on November 10, 2004;

         E. Copies of the Bylaws of the Company, dated December 30, 1994, as amended by those certain Amended and Restated Bylaws, dated October 31, 2002, as further amended by that certain Amendment to Bylaws, dated May 4, 2004, as further amended by that certain Amended and Restated Bylaws, dated November 10, 2004 (collectively, the "Bylaws");

         F. Copies of resolutions of the Company's board of directors and stockholders, all of varying dates, relating to the issuance and sale of the Shares and Class A Warrants; and

         G. Copies of various Company records and other documents, all of varying dates, relating to the issuance and sale of the Shares and Class A Warrants.

         The documents listed in items A and G above are referred to in this letter as the "Transaction Documents."

         In rendering the opinions set forth below, we have made the following assumptions and qualifications:

         a. We have not prepared any documents or agreements in connection with the Registration Statement.

         b. In conducting our examination, we have assumed, without investigation, (I) the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and the accuracy and completeness of all records made available to us by the Company, (ii) the accuracy of the statements as to factual matters made by the Company and public officials and we are not aware of any information that leads us to believe that any of these statements are inaccurate, (iii) each of the parties to the Transaction Documents has duly and validly executed and delivered each instrument, document and agreement to which such party is a signatory, (iv) each natural person executing any such instrument, document or agreement is legally competent to do so, (v) all corporate records made available to us by the Company are accurate and complete, (vi) the Shares were issued for proper, full and legally sufficient consideration which was received by the Company, (vii) the issuance of the Shares was in compliance with Nevada Revised Statutes 78.211, (viii) the Transaction Documents have not been amended, (ix) the Shares will be sold pursuant to the Registration Statement, (x) the purchase of the Shares will pay and transfer the consideration required by the selling stockholders as set forth in the


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Registration Statement, (xi) there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Shareholders that might delay, prevent, hinder or impair in any way the Shareholders' ability to enter into and fully perform the Shareholders' commitments and obligations under the Registration Statement, (xii) all Shares are owned by the Shareholders free and clear of liens and restrictions on the Shareholders' power or authority to sell and transfer the Shares pursuant to the Registration Statement and the Shareholders have good and marketable title to the Shares, and (xiii) the Shares are not subject to any restrictions of transfer except as provided in the Transaction Documents.

         c. The opinions herein are rendered as of the date hereof and we assume no obligation to supplement or update this letter if, after the date hereof, any applicable laws change or any matters occur or come to our attention that might change the opinions expressed herein.

         d. Our opinions herein are limited to the effect of the laws of the State of Nevada and to the applicable provisions of the Nevada Business Corporation Act. We are admitted to practice law in the State of Nevada. To the extent that the laws of jurisdictions, other than those set forth herein may apply to any matters on which we are opining, we have assumed that those laws are identical to the laws of the State of Nevada. Furthermore, we express no opinion as to the effect or applicability of securities, antitrust, or taxation laws on the Transaction Documents or the Registration Statement.

         e. Our opinions herein address only those matters as to which you may have requested our opinion and we disclaim any obligation to provide an opinion on any other matter.

         f. To the extent that the opinions herein relate to the binding effect or enforceability of any agreement or instrument referred to herein (I) the opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other laws affecting creditors' rights and remedies generally; and (ii) the enforceability of certain provisions of any such agreement or instrument may be subject to the application of principles of equity, whether in a proceeding at law or in equity.

         Subject to the foregoing assumptions and qualifications, we are of the opinion that the Shares and Class A Warrants identified in the Registration Statement will be, when sold, validly issued, fully paid and non-assessable.

         This letter may be relied upon only by you and only in connection with the Registration Statement. We hereby consent to the reference to our firm under caption "legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Except as set forth herein, neither this letter nor any opinion expressed herein is to be filed with any government agency, quoted or referred to in any public or other document, circulated, delivered or disclosed to, or relied upon or otherwise used by, any other person or entity, or for any other purpose without our prior express written consent. Our opinions are limited to the matters expressly set forth in this letter, and no opinion may be inferred or implied beyond those matters.




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         This letter replaces and supercedes those two (2) certain Opinion
Letters, dated August 27, 2004 and September 9, 2004, by Marquis & Aurbach in favor of the Company.

                                                      Sincerely,


                                                     /s/  MARQUIS & AURBACH
                                                     --------------------------
                                                     MARQUIS & AURBACH



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